Exhibit 4.3

QUADRAMED CORPORATION

AMENDED AND RESTATED

2002 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE ONE

GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of QuadraMed Corporation (the “Company”) by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned in the attached Exhibit.

II. ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III. STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan may be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Four Hundred Fifty-Three Thousand Two Hundred Fifty 453,450 shares.

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV. OFFERING PERIODS

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date. The Initial Offering Period shall commence on the first business day in August and terminate on the last business day in January. The next offering period shall commence on the first business day in February and subsequent offering periods shall commence as designated by the Plan Administrator.

C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in February each year to the last business day in July of the same year and from the first business day in August each year to the last business day in January of the following year. The first Purchase Interval in effect under the Initial Offering Period, however, shall commence on the first business day in August 2002 and terminate on the last business day in January 2003.

D. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The new offering period shall have a duration of twenty four (24) months, unless a shorter duration is established by the Plan Administrator within five (5) business days following the start date of that offering period.

V. ELIGIBILITY

A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period, provided he or she remains an Eligible Employee.

B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Semi-Annual Entry Date within that offering period on which he or she is an Eligible Employee.

C. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

D. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

VI. PAYROLL DEDUCTIONS

A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

B. Payroll deductions shall begin on the first pay day following the Participant’s Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

C. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII. PURCHASE RIGHTS

A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant’s Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed seven hundred fifty (750) shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization.

E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

(i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

(ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

(iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.

G. CORPORATE TRANSACTION. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Interval in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into the offering period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

VIII. The Company shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

A. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

B. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

C. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

IX. ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Company or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

X. The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

XI. No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

A. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

B. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

XII. EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan was adopted by the Board on January 28, 2002 and shall become effective on the first day of the Initial Offering Period, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Company and (ii) the Company shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the NASDAQ National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the Initial Offering Period hereunder shall be refunded.

B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in July 2012, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected under the Plan following such termination.

XIII. AMENDMENT OF THE PLAN

The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Board may not, without the approval of the Company’s stockholders, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Company’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

XIV. GENERAL PROVISIONS

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

The following definitions shall be in effect under the Plan:

(A) BASE SALARY shall mean the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan plus (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Corporate Affiliate. The following items of compensation shall NOT be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Company or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

(B) BOARD shall mean the Company’s Board of Directors.

(C) CODE shall mean the Internal Revenue Code of 1986, as amended.

(D) COMMON STOCK shall mean the Company’s common stock.

(E) CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424), whether now existing or subsequently established.

(F) CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Company is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company.

(G) COMPANY shall mean QuadraMed Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of QuadraMed Corporation which shall by appropriate action adopt the Plan.

(H) EFFECTIVE TIME shall mean the time at which the Underwriting Agreement is executed and finally priced. Any Corporate Affiliate that becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

(I) ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

(J) ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

(K) FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the NASDAQ National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) The Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) For purposes of the Initial Offering Period, the Fair Market Value shall be deemed to be equal to the closing price per share at which the Common Stock is sold on the first business day of the Initial Offering Period on such date on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock.

(L) 1933 ACT shall mean the Securities Act of 1933, as amended.

(M) PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

(N) PARTICIPATING CORPORATION shall mean the Company and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Time are listed in attached Schedule A.

(O) PLAN shall mean the Company’s Employee Stock Purchase Plan, as set forth in this document.

(P) PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

(Q) PURCHASE DATE shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be the last business day of January.

(R) PURCHASE INTERVAL shall mean each successive six (6) month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

(S) SEMI-ANNUAL ENTRY DATE shall mean the first business day in February and August each year on which an Eligible Employee may first enter an offering period.

(T) STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

(U) UNDERWRITING AGREEMENT shall mean the agreement between the Company and the underwriter or underwriters managing the initial public offering of the Common Stock.

As amended by the Board of Directors of QuadraMed Corporation on August 6, 2007.

QUADRAMED CORPORATION

EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)

ENROLLMENT/CHANGE FORM

SECTION 1:	ACTION:	Complete Sections:

☐	New Enrollment	2, 3, 7 and sign attached Stock Purchase Agreement

☐	Change Payroll Deductions	2, 4, 7

☐	Terminate Payroll Deductions	2, 5, 7

☐	Leave of Absence	2, 6, 7

SECTION 2:	PERSONNEL

Name

	Last	First	MI	Dept. DATA

Home Address

Street

	City	State	Zip Code

Social Security #:	☐☐☐-☐ ☐-☐☐☐☐

SECTION 3:	NEW ENROLLMENT

Effective with the Purchase Interval		Payroll Deduction Amount:
Beginning:

% of base salary*
☐ February 1, 200		(a maximum of 10% of base salary)

☐ August 1, 200

☐ Initial Offering Period—August 1, 2002

SECTION 4:	DEDUCTIONS

Effective with the	CHANGE

Pay Period Beginning:		PAYROLL

Month, Day and Year

I authorize the following new level of payroll deductions:            % of base salary*

*	Must be a multiple of 1% up to a maximum of 10% of base salary/

NOTE: You may reduce your rate of payroll deductions once per purchase interval to become effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next purchase interval.

SECTION 5:	DEDUCTIONS

Effective with the	TERMINATE

Pay Period Beginning:		PAYROLL

Month, Day and Year

Your election to terminate your payroll deductions for the balance of the offering period cannot be changed, and you may not rejoin the offering period at a later date. You will not be able to resume participation in the ESPP until a new offering period begins.

In connection with my voluntary termination of payroll deductions, I elect the following action with respect to my ESPP payroll deductions to date in the current six (6)-month purchase interval:

☐	Purchase shares of QuadraMed at end of the interval

OR

☐	Refund ESPP payroll deductions collected

NOTE: If your employment terminates for any reason or your eligibility status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

SECTION 6:	LEAVE OF ABSENCE

In connection with my unpaid leave of absence, I elect the following action with respect to my ESPP payroll deductions to date in the current purchase interval:

☐	Purchase shares of QuadraMed at end of the interval

OR

☐	Refund ESPP payroll deductions collected

NOTE: If you take an unpaid leave of absence, your payroll deductions will immediately cease. Upon your return to active service, your payroll deductions will automatically resume at the rate in effect for you at the time you went on leave.

SECTION 7:	AUTHORIZATION

I hereby authorize the specific action or actions indicated above.

Date	Signature of Employee

QUADRAMED CORPORATION

STOCK PURCHASE AGREEMENT

I hereby elect to participate in the Employee Stock Purchase Plan (the “ESPP”) effective with the Entry Date specified below, and I hereby subscribe to purchase shares of Common Stock of QuadraMed Corporation (the “Company”) in accordance with the provisions of this Agreement and the ESPP. I hereby authorize payroll deductions from each of my paychecks following my entry into the ESPP in the 1% multiple of my salary (not to exceed a maximum of 10%) specified in my attached Enrollment Form.

Each offering period is divided into a series of successive purchase intervals. The initial purchase interval is to begin on the first business day of August 2002. Subsequent purchase intervals will each be of six (6) months’ duration and will run from the first business day of February to the last business day of July each year and from the first business day of August each year until the last business of January in the following year. My participation will automatically remain in effect from one offering period to the next in accordance with this Agreement and my payroll deduction authorization, unless I withdraw from the ESPP or change the rate of my payroll deduction or unless my employment status changes. I may reduce the rate of my payroll deductions on one occasion per purchase interval, and I may increase my rate of payroll deduction to become effective at the beginning of any subsequent purchase interval within the offering period.

My payroll deductions will be accumulated for the purchase of shares of the Company’s Common Stock on the last business day of each purchase interval within the offering period. The purchase price per share shall be equal to 85% of the lower of (i) the fair market value per share of Common Stock on my entry date into the offering period or (ii) the fair market value per share on the semi-annual purchase date. I will also be subject to ESPP restrictions (i) limiting the maximum number of shares which I may purchase on any one purchase date to 750 shares and (ii) prohibiting me from purchasing more than $25,000 worth of Common Stock for each calendar year my purchase right remains outstanding.

I may withdraw from the ESPP at any time prior to the last business day of a purchase interval and elect either to have the Company refund all my payroll deductions for that purchase interval or to have those payroll deductions applied to the purchase of shares of the Company’s Common Stock at the end of such interval. However, I may not rejoin that particular offering period at any later date. Upon the termination of my employment for any reason, including death or disability, or my loss of eligible employee status, my participation in the ESPP will immediately cease and all my payroll deductions for the purchase interval in which my employment terminates or my loss of eligibility occurs will automatically be refunded.

If I take an unpaid leave of absence, my payroll deductions will immediately cease, and any payroll deductions for the purchase interval in which my leave begins will, at my election, either be refunded or applied to the purchase of shares of Common Stock at the end of that purchase interval. Upon my return to active service, my payroll deductions will automatically resume at the rate in effect when my leave began.

Shares purchased on my behalf at the end of each purchase interval will automatically be deposited into a brokerage account that the Company will open on my behalf. I will notify the Company of any sale or disposition of my ESPP shares, and I will satisfy all applicable income and employment tax withholding requirements at the time of such sale or disposition.

The Company has the right, exercisable in its sole discretion, to amend or terminate the ESPP at any time, with such amendment or termination to become effective immediately following the exercise of outstanding purchase rights at the end of any current purchase interval. Should the Company elect to terminate the ESPP, I will have no further rights to purchase shares of Common Stock pursuant to this Agreement.

I have received a copy of the official Plan Prospectus summarizing the major features of the ESPP. I have read this Agreement and the Prospectus and hereby agree to be bound by the terms of both this Agreement and the ESPP. The effectiveness of this Agreement is dependent upon my eligibility to participate in the ESPP.

Date:                     , 200   Signature of Employee

Entry Date:                     , 200   Printed Name: